                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   -----------
                                    FORM 8-K/A
                                   -----------

                               AMENDMENT TO REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             CPC INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)

                                 AMENDMENT NO. 2

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed on October 30, 1995 as set forth in the pages attached hereto:

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Businesses Acquired.

               Audited financial statements of Kraft Foods Bakery Companies, Inc. as of and for the forty-one week period ended October 2, 1995, as audited by Coopers & Lybrand L.L.P. and required to be filed pursuant to Item 7 of Form 8-K filed October 30, 1995.

          (b)  Pro Forma Financial Information.

               Pro forma financial information, reflecting the acquisition of Kraft Foods Bakery Companies, Inc., required to be filed pursuant to Item 7 of Form 8-K filed October 30, 1995.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CPC INTERNATIONAL INC.

                                        BY:   /s/ Konrad Schlatter
                                             --------------------------------
                                        NAME:     Konrad Schlatter
                                        TITLE:    Senior Vice President
                                                  Chief Financial Officer

Date: January 11, 1996

Item 7.  (a) Financial Statements of Business Acquired.

     The following are the audited financial statements of Kraft Foods Bakery Companies, Inc. for the forty-one week period ended October 2, 1995 which was acquired by CPC International Inc. on October 2, 1995.

Item 7. (b) Pro Forma Financial Information.

The following pro forma condensed combined financial statements give effect to the acquisition of the Kraft Foods Bakery business on October 2, 1995 by CPC International Inc., the "Company". These pro forma financial statements are based on estimates and assumptions set forth below and in the notes to such statements which include pro forma adjustments. The pro forma financial statements have been prepared utilizing the historical financial statements of CPC International Inc. and Kraft Foods Bakery Companies, Inc. and should be read in conjunction with historical financial statements and accompanying notes included in the Company's 1994 Annual Report on Form 10-K and other financial information filed on Form 10-Q for the third quarter of 1995 and Item 7. (a). The pro forma condensed combined financial statements do not reflect any changes in sales which may result from the combinations, the substantial cost savings the company expects to achieve from the combination of the Kraft Foods Bakery business with its own, principally resulting from the reductions in duplicate production, warehouse, and administrative facilities; the consolidation of redundant business systems, and the reduction in personnel performing duplicate tasks. Accordingly, these pro forma condensed combined financial statements do not purport to be indicative of the results which actually would have been obtained if this acquisition had been effected on the date indicated or of those results which may be obtained in the future.

     The pro forma condensed combined financial statements are based on the purchase method of accounting for the acquisition. The pro forma condensed combined balance sheet assumes the acquisition of the Kraft Foods Bakery business occurred on September 30, 1995. The pro forma condensed combined statement of income assumes that the acquisition of the Kraft Foods Bakery business had occurred on December 17, 1994, incorporating forty-one weeks of operating results with the results of CPC International Inc. for the nine months ended September 30, 1995.

     Although the Company has not completed an assessment of current information as to the fair market values of the individual assets and liabilities, an estimate of the allocation of the purchase price was made on the basis of available information. The final allocation of the purchase price may be different from that reflected in the condensed combined pro forma financial statements. Such differences would result from changes in the fair assessment of values of the net assets of the Kraft Foods Bakery business.

                             CPC INTERNATIONAL INC.
                        WITH THE ACQUIRED BAKING BUSINESS
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1995
                                   ($MILLIONS)

                                             Historical                Pro Forma
                                      ----------------------     -----------------------
                                                     Kraft       Adjust-       Combined
                                         CPC         Bakery       ments        Companies
                                      --------     ---------     -------       ---------
Net sales                             $  6,041     $     959      $ (55) (g)   $  6,945
Cost of sales                            3,639           471         (3) (h)      4,107
                                      --------     ---------      -----        --------

Gross profit                             2,402           488        (52)          2,838

Operating expenses                       1,641           442        (51) (i)      2,032
                                      --------     ---------      -----        --------

Operating income                           761            46         (1)            806
                                      --------     ---------      -----        --------

Financing costs                             85                       41  (j)        126
                                      --------     ---------      -----        --------

Income (loss) before income taxes          676            46        (42)            680
Provision for income taxes                 260            19        (17) (k)        262
                                      --------     ---------      -----        --------
                                           416            27        (25)            418
Minority stockholders'
 interest                                   21                                       21
                                      --------     ---------      -----        --------

   Net income                         $    395     $      27      $ (25)       $    397
                                      ========     =========      =====        ========


Average common shares
 outstanding                           146,175                                  146,175

Earnings per common
 share based on net income
 reduced by "ESOP" preferred
 stock dividends, net of taxes           $2.64                                    $2.65



See accompanying notes.

                             CPC INTERNATIONAL INC.
                        WITH THE ACQUIRED BAKING BUSINESS
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1995
                                   ($MILLIONS)

                                                Historical               Pro Forma
                                          -------------------     -----------------------
                                                      Kraft       Adjust-       Combined
                                            CPC       Bakery       ments        Companies
                                          -------    --------     -------       ---------
  ASSETS
  Current assets
    Cash and cash equivalents             $   183    $            $             $     183
    Notes and accounts receivable, net      1,128          79                       1,207
    Deferred income taxes                                  14                          14
    Inventories                             1,032          51                       1,083
    Prepaid expenses                           71           4                          75
                                          -------     -------     -------         -------
        Total current assets                2,414         148                       2,562
                                          -------     -------     -------         -------
  Investments in unconsolidated
    affiliates                                 99                                      99
                                          -------     -------     -------         -------

  Plant and properties - net                2,369         362          53 (b)       2,784
                                          -------     -------     -------         -------

  Excess cost over net assets of
    businesses acquired and other
    intangible assets - net                 1,057         216         279 (c)       1,552
                                          -------     -------     -------         -------
  Other assets                                145          --                         145
                                          -------     -------     -------         -------
                                          $ 6,084     $   726     $   332         $ 7,142
                                          =======     =======     =======         =======

  LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities
    Notes and drafts payable              $   573     $           $   300 (d)     $   873
    Accounts payable and accrued items      1,335          86                       1,421
    Income taxes payable                      136                                     136
    Dividends payable                          55                                      55
                                          -------     -------     -------         -------
        Total current liabilities           2,099          86         300           2,485
                                          -------     -------     -------         -------
  Non-current liabilities                     871          39          67 (f)         977
                                          -------     -------     -------         -------
  Long-term debt                              972           1         565 (d)       1,538
                                          -------     -------     -------         -------
  Deferred taxes on income                      7          56         (56)(e)           7
                                          -------     -------     -------         -------

  Minority interest                           163                                     163
                                          -------     -------     -------         -------

  Total stockholders' equity                1,972         544        (544)          1,972
                                          -------     -------     -------         -------
                                          $ 6,084     $   726     $   332         $ 7,142
                                          =======     =======     =======         =======






  See accompanying notes.

                           CPC INTERNATIONAL INC. WITH
                    THE ACQUIRED KRAFT FOODS BAKERY BUSINESS

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     (a) CPC International Inc. expects to achieve substantial cost savings from the combination of the Kraft Foods Bakery business with its own. Such cost savings will principally result from reductions in duplicate production, warehouse, and administrative facilities, the consolidation of redundant business systems, and the reduction of personnel performing duplicate tasks. Such anticipated cost savings have not been reflected in the accompanying pro forma condensed combined financial statements. In addition, the pro forma condensed combined statement of income does not reflect any sales increase which may result from the combination of the businesses.

          The pro forma condensed combined balance sheet has been adjusted to reflect the effect of the acquisition using estimates of the individual assets and liabilities acquired. The actual allocation of the purchase price may be different than that reflected in the pro forma statements based on refinement of the estimated values.

     (b) Adjustment to reflect an increase in identifiable net asset values, primarily plant and properties-net, based a preliminary estimate of fair values.

     (c) Adjustment to reflect additional increase in unidentifiable net asset values goodwill of $495 million and to eliminate existing goodwill of the Kraft Foods Bakery business of $216 million.

     (d) Adjustment to reflect short and long-term debt incurred to finance the acquisition.

     (e) Adjustment to eliminate deferred tax liabilities of the Kraft Foods Bakery business no longer needed based on the tax deductibility of the step-up in plants and properties values.

     (f) Adjustment to reflect a reserve for anticipated costs related to the closing of duplicate facilities, reduction in personnel of the acquired business and the recognition of certain employee post-retirement obligations acquired as part of the acquisition.

     (g) Adjustment to conform Kraft Foods Bakery business with CPC International Inc., for accounting treatment of trade deals - ($38) million, distributor allowances - ($29) million and transportation - $14 million and the elimination of intercompany sales - ($2) million.

     (h) Adjustment to conform Kraft Foods Bakery business with CPC International Inc. for accounting treatment of the Federal Tax Credit for charitable food contributions - $1 million and the elimination of intercompany sales - $2 million.

                           CPC INTERNATIONAL INC. WITH
                    THE ACQUIRED KRAFT FOODS BAKERY BUSINESS

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (CONTINUED)

     (i) Adjustment to reflect the offset of items noted above for confirming the Kraft Foods Bakery business with CPC International Inc., minus the additional amortization expense for goodwill of $4 million (based on the elimintion of the Kraft Foods Bakery business amortization of $6 million and the recognition of new amortization of $10 million), plus the benefit from lower depreciation of $2 million.

     (j) Adjustment to reflect the increase in interest expense resulting from the increase in the acquisition debt at a weighted average interest rate of 6.10%

     (k) Adjustment required to tax effect the items in (i) and (j) noted above.

                               KRAFT FOODS BAKERY

                        CONSOLIDATED FINANCIAL STATEMENTS

                                 OCTOBER 2, 1995

                        REPORT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors
Philip Morris Companies Inc.

We have audited the accompanying consolidated balance sheet of Kraft Foods Bakery (the "Company"), as defined in Note 1, as of October 2, 1995, and the related consolidated statements of earnings and cash flows for the 41 week period ended October 2, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kraft Foods Bakery as of October 2, 1995, and the consolidated results of its operations and cash flows for the 41 weeks ended October 2, 1995, in conformity with generally accepted accounting principles.




/s/ Coopers & Lybrand L.L.P.


New York, New York
December 7, 1995

KRAFT FOODS BAKERY

CONSOLIDATED BALANCE SHEET

October 2, 1995

(in thousands)

                                               ASSETS

Current assets:
   Trade accounts receivable, net of allowances for doubtful accounts
      and product returns of $4,846                                                           $ 76,782
   Inventories, net                                                                             50,571
   Deferred income taxes                                                                        13,837
   Other receivables                                                                             2,086
   Prepaid expenses                                                                              4,303
                                                                                              --------

               Total current assets                                                            147,579

Property, plant and equipment, net                                                             362,189

Goodwill and other intangible assets, net of accumulated amortization of $61,649               216,379

Other assets                                                                                       319
                                                                                              --------

               Total assets                                                                   $726,466
                                                                                              ========


                                       LIABILITIES AND EQUITY

Current liabilities:
   Accounts payable                                                                           $ 29,432
   Accrued employee liabilities                                                                 28,414
   Accrued advertising and promotions                                                            8,011
   Accrued workers' compensation, auto, general, property and excess liabilities                11,492
   Other accrued liabilities                                                                     8,625
                                                                                              --------

               Total current liabilities                                                        85,974

Accrued long-term workers' compensation, auto, general, property and excess liabilities         34,578

Deferred income taxes                                                                           56,062

Other long-term liabilities                                                                      5,517
                                                                                              --------

               Total liabilities                                                               182,131

Commitments and contingencies (Notes 6 and 10)

Consolidated Company Equity                                                                    544,335
                                                                                              --------

               Total liabilities and consolidated company equity                              $726,466
                                                                                              ========


The accompanying notes are an integral part of these consolidated statements.

KRAFT FOODS BAKERY

CONSOLIDATED STATEMENT OF EARNINGS

For the 41 weeks ended October 2, 1995

(in thousands)





Net sales                                                               $959,269

Costs and expenses

      Cost of goods sold                                                 470,711

      Operating expenses                                                 436,505

      Amortization of goodwill and
        other intangible assets                                            5,513

      Interest expense, net                                                  490
                                                                        --------

            Total costs and expenses                                     913,219
                                                                        --------

Earnings before income taxes                                              46,050

Provision for income taxes                                                18,516
                                                                        --------

Net earnings                                                            $ 27,534
                                                                        ========


The accompanying notes are an integral part of these consolidated statements.

KRAFT FOODS BAKERY

CONSOLIDATED STATEMENT OF CASH FLOWS

For the 41 weeks ended October 2, 1995

(in thousands)


Cash flows from operating activities:
   Net earnings                                                          $ 27,534
   Adjustments to reconcile net earnings to cash
      provided by operating activities:
         Depreciation and amortization                                     31,120
         Loss on sales of fixed assets                                        244
         Provisions for receivables and inventory                             366
         Provision for deferred income  taxes                               4,942
         Changes in assets and liabilities:
            Decrease in receivables                                         1,604
            Increase in inventories                                        (3,212)
            Increase in deferred income tax liabilities                     4,942
            Decrease in prepaid expenses                                      969
            Decrease in other assets                                           45
            Decrease in accounts payable                                   (4,573)
            Increase in accrued employee liabilities                        8,028
            Decrease in accrued advertising and promotions                 (2,591)
            Decrease in accrued workers' compensation, auto,                 (959)
               general, property and excess liabilities
            Decrease in other accrued liabilities                          (4,123)
            Increase in other long-term liabilities                           435
                                                                         --------
                 Net cash provided by operating activities                 64,771

Cash flows from investing activities:
   Capital expenditures                                                   (22,207)
   Proceeds from sales of fixed assets                                        410
                                                                         --------
                 Net cash used in investing activities                    (21,797)

Cash flows from financing activities:
   Payment of capital lease obligations                                    (1,011)
   Intercompany account with affiliates included in company equity        (41,963)
                                                                         --------
                 Net cash used in financing activities                    (42,974)

Net (decrease) increase in cash                                                 0
Cash, beginning of period                                                       0
                                                                         --------
Cash, end of period                                                       $     0
                                                                         ========


The accompanying notes are an integral part of these consolidated statements.

KRAFT FOODS BAKERY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)


1.     BASIS OF PRESENTATION AND CONSOLIDATION:


       On October 2, 1995 CPC International, Inc. ("CPC") acquired the Kraft Foods Bakery, as described below from Kraft Foods, Inc. ("Kraft") and Kraft Foods Bakery Companies, Inc. ("KFBC").

       The accompanying consolidated financial statements include the accounts of Boboli Co., Charles Freihofer Baking Company, Inc., Entenmann's, Inc., Oroweat Bakers, Ltd., and Hudson Processing, Inc. (together the "Subsidiaries"), which are direct or indirect subsidiaries of Kraft and its wholly-owned subsidiary, KFBC relating to the manufacturing, marketing and distribution of fresh sweet baked goods, variety breads, Italian bread shells and the distribution of fresh bagels. The consolidated entity as described above is referred to as "Kraft Foods Bakery" or the "Company".

       KFBC, Kraft and the Subsidiaries are wholly-owned indirect or direct subsidiaries of Philip Morris Companies Inc. ("PM").

       The consolidated financial statements present the historical financial position, results of operations and cash flows of the Company, as described above. The Company has excluded from the consolidated balance sheet assets and liabilities related to its employees' participation in the Kraft pension, postretirement and postemployment benefit plans. (See note 2.) Current federal and state income taxes, state sales and use taxes, franchise taxes and health and welfare claims payable for non-union employees and performance incentives payable have been recorded as a component of consolidated company equity as they will be settled by Kraft. (See notes 2, 7, 8, 9 and 11.)

       The consolidated statement of earnings reflects an allocation of certain costs and expenses from Kraft and PM for services provided. (See notes 2, 7 and 9.) However, the consolidated financial position, results of operations and cash flows of the Company as presented herein, may not be the same as had the Company been independent of Kraft and PM.

       All intercompany items and significant transactions within the consolidated group have been eliminated.


CONTINUED                                                                      5

KRAFT FOODS BAKERY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)


2.     SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

       CASH

       Kraft provides a centralized cash management function to the Company. Accordingly, substantially all of the Company's cash disbursements and collections are settled through consolidated company equity on a daily basis. All net charges from Kraft and other affiliates (including PM) for various services are settled through consolidated company equity. Intercompany transactions and consolidated company equity are non-interest bearing and are not subject to payment terms. These transactions are considered to be the equivalent of cash transactions for purposes of the consolidated statements of cash flows.

       TRADE ACCOUNTS RECEIVABLE

       Revenue is recognized as shipments are delivered to customers, less a provision for estimated product returns.

       INVENTORIES

       Inventories are stated at the lower of cost or market, cost being determined principally by the first-in, first-out (FIFO) method.

       PROPERTY, PLANT AND EQUIPMENT

       Property, plant, and equipment are carried at cost. Depreciation is recorded using the straight-line method over the following time periods: buildings, 40 years; land improvements, 30 years; and machinery and equipment, including trucks and trailers, up to 20 years. Assets recorded under capital leases and leasehold improvements are amortized over the shorter of their useful lives or the term of the related leases.

       GOODWILL AND OTHER INTANGIBLE ASSETS

       Goodwill and other intangible assets consist primarily of goodwill allocable to the Company arising from PM's acquisition of General Foods Corporation, including Entenmann's Inc., in 1985 and the excess of cost over fair value of tangible net assets acquired subsequent to 1985. Goodwill and other intangible assets are being amortized principally over 40 years using the straight-line method.

       PENSION, POSTRETIREMENT AND POSTEMPLOYMENT BENEFIT PLANS

       Substantially all non-union Company employees participate in Kraft pension, postemployment and postretirement plans. The Company has accounted for its participation in the Kraft plans as a participation in multi-employer plans. Accordingly, no assets and liabilities have been reflected in the consolidated balance sheet related to these plans since it is not practicable to segregate these amounts. Additionally, the consolidated statement of earnings includes an allocation from Kraft for the costs associated with Company employees who participate in these


CONTINUED                                                                      6

KRAFT FOODS BAKERY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)


       plans that is comparable to the Company's required contribution for the period. The Company records, as expense, contributions made to multi-employer benefit plans.

       INCOME TAXES

       The Company is included in the consolidated tax return of PM. The Company has no tax sharing agreement, formal or informal, with PM. Taxes are determined on a separate company basis in the consolidated financial statements. The consolidated financial statements reflect the application of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, for the period presented.

       SELF-INSURANCE

       The Company participates in PM's self-insurance programs for workers' compensation, auto, general, property and excess risks. The estimated liability for these risks is based upon incurred losses by the Company and PM loss development factors. The related expense for the 41 week period ended October 2, 1995 is based upon the most recent three years experience for workers' compensation, auto and general insurance, an allocation based upon fixed assets, inventories and business interruption values for property insurance, and an allocation based on net sales for excess liabilities.

       ADVERTISING

       Advertising costs are expensed as incurred. Advertising costs for the 41 week period ended October 2, 1995 were $14,431.


3.     INVENTORIES:

       Inventories consist of:

        Raw and packaging materials                                    $ 30,926
        Finished and semi-finished goods                                 10,119
        Supplies                                                         12,246
         Less:  reserve for excess and obsolete raw and packaging
                materials and LIFO adjustment                            (2,720)
                                                                       --------
                        Inventories, net                               $ 50,571
                                                                       ========

       The cost for approximately $3,300 of the above inventories is determined by the last-in, first out ("LIFO") method. The current cost of inventory accounted for by the LIFO method exceeded its corresponding LIFO cost by approximately $200.

       Supplies inventory consists primarily of machinery and vehicle spare parts kept on hand for use in the repair and maintenance of production machinery and distribution vehicles.


CONTINUED                                                                      7

KRAFT FOODS BAKERY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)


4.     PROPERTY, PLANT, AND EQUIPMENT:

       Property, plant, and equipment consists of:
          Land                                                        $  31,678
          Buildings and land improvements                               123,445
          Machinery and equipment, including trucks and trailers        420,046
          Construction in progress                                       28,487
                                                                      ---------
                                                                        603,656

          Accumulated depreciation and amortization                     (241,467)
                                                                      ---------

                      Property, plant, and equipment, net             $ 362,189
                                                                      =========

5.     ACCRUED EMPLOYEE LIABILITIES:

      Accrued employee liabilities consists of:
         Accrued multi-employer plan contributions                    $   1,283
         Accrued salaries and wages                                       8,683
         Accrued employee benefits                                        5,340
         Accrued vacation pay                                            13,108
                                                                      ---------

                     Total accrued employee liabilities               $  28,414
                                                                      =========

6.     COMMITMENTS:

       Capital lease obligations related to the Chicago Bakery are included in the buildings and land improvements caption of property, plant and equipment. The net book value of this leased facility is $ 4,869.

       The Company rents certain facilities and equipment under noncancelable long-term operating leases which expire at various dates. Rental expense for such leases for the 41 week period was $15,007. Certain of these leases require additional payments for taxes, insurance and maintenance and in certain cases, provide for renewal options.


CONTINUED                                                                      8

KRAFT FOODS BAKERY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)


       The Company had the following minimum rental commitments under leases at October 2, 1995:

                                                                  CAPITAL  OPERATING
                                                                  LEASES     LEASES
                                                                  -------  ---------

       1995                                                      $  153     $ 4,299
       1996                                                         613      13,911
       1997                                                         613      11,350
       1998                                                         613       9,038
       1999                                                         613       7,183
       Thereafter                                                   204      12,917
                                                                 ------     -------

             Total minimum lease payments                         2,809     $58,698
                                                                            =======
       Less amounts representing interests and executory costs     (365)
                                                                 ------

       Present value of minimum lease payments                   $ 2,444
                                                                 =======

       At October 2, 1995, the Company had contractual take-or-pay commitments to purchase electricity from co-generation plants in Bay Shore, New York and Northlake, Illinois. Based on the contract provisions these commitments are estimated as follows:

               1995 (October 2 through December 16)             $ 1,002
               1996                                               2,643
               1997                                               2,726
               1998                                               2,843
               1999                                               2,920
               Thereafter                                        37,016
                                                                -------
                                                                $49,150
                                                                =======


       Purchases of electricity pursuant to these commitments were approximately $1,377 during the 41 week period ended October 2, 1995.

7.     EMPLOYEE BENEFITS:

       PENSION PLANS

       Substantially all of the Company's salaried and non-union hourly employees participate in defined benefit pension plans sponsored by Kraft. The plans provide retirement benefits for salaried employees based generally on years of service and compensation during the last years of employment. Retirement benefits for hourly employees generally are a flat dollar amount for each year of service.


CONTINUED                                                                      9

KRAFT FOODS BAKERY

NOTES TO CONSOLIDATED STATEMENTS

(in thousands)


       The Company recognized pension cost of $3,755 for the 41 week period ended October 2, 1995. This cost represents an allocation of service cost based on the ratio of the Company's pensionable earnings to the total pensionable earnings for the Kraft plans.

       The Company also recognized pension cost of $16,924 for the 41 week period ended October 2, 1995, related to its contributions to multi-employer pension plans.

       POSTRETIREMENT BENEFITS OTHER THAN PENSIONS:

       The Company provides health care and other benefits to substantially all retired salaried and non-union hourly employees, their covered dependents and beneficiaries. Generally, employees who have attained age 55 and who have rendered 10 years of service are eligible for these benefits.

       The Company recognized postretirement health care expense of $3,154 for the 41 week period ended October 2, 1995. This expense represents an allocation of the service cost components of the Kraft plans' total service costs based on the ratio of the number of eligible Company employees to the total number of eligible employees for the Kraft plans.

       DEFINED CONTRIBUTION PLANS

       Kraft and the Company maintain a defined contribution plan. The total expense of this plan was $1,606 for the 41 week period ended October 2, 1995.

8.     INCOME TAXES:

       The provision for income taxes for the 41 week period ended October 2, 1995 is comprised of the following amounts:

       Provision for income taxes:
          Federal:
             Current                                              $10,297
             Deferred                                               4,942
                                                                  -------
                                                                   15,239
          State and local                                           3,277
                                                                  -------

       Total provision for income taxes                           $18,516
                                                                  =======


CONTINUED                                                                     10

KRAFT FOODS BAKERY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)


       The effective income tax rate on earnings before income taxes differed from the federal statutory rate for the following reasons:

       U.S. federal statutory rate                                        35.0%
       State and local income taxes, net of federal benefit                4.6
       Charitable contributions                                           (3.1)
       Goodwill amortization                                               4.2
       Other                                                              (0.5)
                                                                          ----


       Provision for income taxes                                         40.2%
                                                                          ====

       The tax effects of temporary differences which gave rise to deferred income tax assets and liabilities consisted of the following:

          Deferred income tax assets:
             Accrued marketing expenses                                $  1,309
             Allowance for doubtful accounts                              1,185
             Accrued employee liabilities                                 4,650
             Strategic and environmental reserves                         2,905
             Other                                                        3,788
                                                                       --------
                         Total deferred income tax assets                13,837
                                                                       --------

          Deferred income tax liabilities:
             Excess tax over book depreciation and amortization         (55,958)
             Other                                                         (104)
                                                                       --------
                         Total deferred income tax liabilities          (56,062)
                                                                       --------
                                  Net deferred income tax liability    $(42,225)
                                                                       ========

9.     TRANSACTIONS WITH RELATED PARTIES:

       Kraft and PM provide the Company with various services, including purchasing, central research, marketing services, systems, legal and human resource administration. The amount allocated to the Company for such services and included in the results of operations was $3,365 for the 41 week period ended October 2, 1995. The allocation is based on historical or actual usage of services relative to the usage of the other participating affiliated companies. Kraft and PM also provide other services such as real estate administration, corporate communications,


CONTINUED                                                                     11

KRAFT FOODS BAKERY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)


       insurance administration, internal audit, and certain legal, treasury and lockbox services which are not billed to the Company.

       The Company purchased fresh bagels from an affiliate at the affiliate's fully absorbed manufactured cost. Inventory purchased under this arrangement was $17,993 for the 41 week period ended October 2, 1995. An amount payable to this affiliate at October 2, 1995 of $189 is recorded as a component of consolidated company equity.

       See Note 7 for a discussion of the Kraft employee benefit plans in which the Company's employees participate. In addition, certain Company employees participate in various Kraft and PM performance incentive programs. The amount allocated to the Company for such programs and included in the results of operations was approximately $4,500 for the 41 week period ended October 2, 1995.

10.    CONTINGENCIES:

       Various legal actions and claims are pending or may be instituted or asserted in the future against the Company, including those arising out of labor matters, environmental matters, and other matters. Management believes that the ultimate outcome of all pending litigation matters should not have a material adverse effect on the Company's financial position or results of operations.

11.    CONSOLIDATED COMPANY EQUITY:

       Consolidated Company equity is comprised of the following components at October 2, 1995:

            Capital                                               $161,007

            Retained earnings                                      322,287

            Intercompany accounts with affiliates                   61,041
                                                                  --------
                                                                  $544,335
                                                                  ========

       As discussed in Notes 1 and 2, the intercompany account with affiliates includes substantially all the Company's cash disbursements and collections as well as all net charges from Kraft and PM for various services and cost allocations. In addition, the intercompany account with affiliates includes liabilities relating to federal and state income taxes, state sales and use taxes, health and welfare claims related to non-union employees and performance incentives.


                                                                              12